UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 11, 2011, the Board of Directors (the “Board”) of Seattle Genetics, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the 2011 Senior Executive Annual Bonus Plan (the “Plan”), an incentive compensation program, which is designed to motivate, retain and reward the Company’s executive officers based on the achievement of specified Company and individual goals. The Compensation Committee administers the Plan. Participants eligible under the Plan are those executives at the Vice President level or higher (each a “Participant”), including the following “named executive officers” (as defined under applicable securities laws): Clay B. Siegall, Todd E. Simpson, Thomas C. Reynolds, Eric L. Dobmeier and Morris Z. Rosenberg. The amount of a Participant’s bonus is based on a target percentage of such Participant’s annual base pay as of the date of payment of the bonus, which target percentages have been determined by the Compensation Committee. The target percentage for Dr. Siegall is sixty percent (60%), Mr. Dobmeier’s, Mr. Simpson’s and Dr. Reynolds’ target percentage is forty percent (40%), and Dr. Rosenberg’s is thirty-five percent (35%). This target percentage is then adjusted based 50% on the Company’s performance and 50% on the individual Participant’s performance as determined by the Compensation Committee, except for members of the Company’s Executive Committee (which include Mr. Simpson, Dr. Reynolds and Dr. Rosenberg), in which case the percentage adjustment is based 60% on the Company’s performance and 40% on the individual Participant’s performance. Additionally, Mr. Dobmeier’s percentage adjustment is based 80% on the Company’s performance and 20% on individual performance, and Dr. Siegall’s final performance percentage will be determined by the Compensation Committee it its sole discretion. The corporate performance measures under the Plan for 2011 are primarily based on the advancement, submission for approval and potential commercialization of brentuximab vedotin, as well as development and clinical activities related to the Company’s other product candidates. Additional goals include hiring and retention goals, strategic objectives and stock performance. The Company’s achieved performance percentage and/or the individual achieved Participant performance percentage may exceed 100% in the event the Company and/or the Participant exceed the predetermined goals (provided that neither percentage may exceed 150%), which could result in the payment of cash bonuses under the Plan at a level above target. The Plan is effective for the Company’s 2011 calendar year and expires on December 31, 2011 (with any bonus payments under the Plan to be made by February 15, 2012). This description is only a summary and is qualified in its entirety by reference to the Plan which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seattle Genetics, Inc. 2011 Senior Executive Annual Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: February 16, 2011	By:	/s/ Clay B. Siegall
Clay B. Siegall President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Seattle Genetics, Inc. 2011 Senior Executive Annual Bonus Plan